As filed with the Securities and Exchange Commission on March 13, 2025

Registration No. 333-182633

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________________

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	52-0898545
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification Number)

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117

(410) 363-3000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

UNIVERSAL SECURITY INSTRUMENTS, INC.

2011 NON-QUALIFIED STOCK OPTION PLAN

(Full title of the plan)

Harvey B. Grossblatt

President and Chief Executive Officer

Universal Security Instruments, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117

(410) 363-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hillel Tendler, Esquire

Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.

One South Street, 27th Floor

Baltimore, Maryland 21202

(410) 332-8552

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Registration Statement”) filed by Universal Security Instruments, Inc. (the “Company”) on July 12, 2012 (File No. 333-182633) is being filed to deregister any and all shares of the Company’s Common Stock and the associated plan interests that were registered for issuance under the Universal Security Instruments, Inc. 2011 Non-Qualified Stock Option Plan (the “Plan”). Accordingly, the Company hereby deregisters the 120,000 shares of the Company’s Common Stock which were registered for issuance under the Plan, along with all associated plan interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 13th day of March, 2025.

UNIVERSAL SECURITY INSTRUMENTS, INC.

By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 promulgated under the Securities Act of 1933, as amended.